EX.23.n.i

                                 WT MUTUAL FUND

         AMENDED AND RESTATED MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

                  This Multiple Class Plan (the "Plan") has been adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act") by a majority of the Board of Trustees of WT Mutual Fund (the "Fund"), including a majority of those Trustees who are not interested persons of the Fund as defined in the 1940 Act (the "Independent Trustees"), with respect to each series of the Fund listed in Appendix A attached hereto (each a "Portfolio" and, collectively, the "Portfolios").

                  The Plan, in accordance with Rule 18f-3 under the 1940 Act,
(i) designates classes of shares of each Portfolio and (ii) sets forth the differences between the classes with respect to shareholder services, distribution arrangements, expense allocations and any related conversion features or exchange privileges. Appendix A, as it may be amended from time to time, lists the Portfolios that operate under the Plan, and the classes of each such Portfolio. Appendix A also sets forth the actual sales charges, Rule 12b-1 distribution fees and shareholder service fees of each class of shares of each Portfolio. Additional details and restrictions regarding such fees and services are provided in each Portfolio's prospectus and statement of additional information

                  The Fund's Board of Trustees, including a majority of the Independent Trustees, has determined that the Plan, including the allocation of expenses, is in the best interests of the Fund, each Portfolio and each class of shares offered by a Portfolio.

I. Classes Offered. Each Portfolio's shares may be divided into Class A , Class B, Class C, Institutional, Investor, Investor (CRM), Service or Retail Shares. Class A, Class B, Class C, Investor, Investor (CRM) and Retail Shares shall be available to all investors and will be sold by the Fund's principal underwriter for the Portfolios (the "Distributor") and by banks, securities brokers or dealers and other financial institutions that have entered into a selling agreement with the Distributor. Institutional and Service Shares will be available only to existing Institutional or Service shareholders and to certain other eligible investors as disclosed in each Portfolio's prospectus.

         A. Class A Shares. Class A shares shall be (i) offered at the net asset value per share plus a front-end sales charge as approved from time to time by the Board of Trustees and set forth in a Portfolio's prospectus, and
(ii) subject to a shareholder service plan and ongoing shareholder service fees. The front-end sales charge may be reduced or eliminated for larger purchases, under a combined purchase privilege, under a right of accumulation, under a letter of intent or for certain categories of purchasers as permitted by Rule 22d-1 of the 1940 Act and as set forth in a Portfolio's prospectus. Certain purchases of Class A shares that are not subject to a front-end sales charge shall be subject to a contingent deferred sales charge ("CDSC")(1) imposed upon redemptions of such Class A shares for the CDSC Period of twelve months and the rate as set forth in a Portfolio's prospectus. No CDSC shall be imposed on Class A shares unless so provided in a Portfolio's prospectus. The shareholder service plan for Class A Shares allows for the payment of a shareholder service fee of up to 0.25% of average daily net assets of the Class A Shares of a Portfolio to certain organizations for the provision of certain services provided pursuant to a shareholder service agreement. Class A Shares shall not be subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act.

         B. Class B Shares. Class B shares shall be (i) offered at the net asset value per share, (ii) subject to a CDSC(2) imposed upon redemption of Class B shares for the CDSC Period of six years and the rate set forth in a Portfolio's prospectus, (iii) subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act and ongoing distribution fees, (iv) subject to a shareholder service plan and ongoing shareholder service fee, and (v) converted to Class A shares eight years from the end of the calendar month in which the shareholder's order to purchase was accepted as set forth in a Portfolio's prospectus. The distribution plan for Class B shares allows a Portfolio to spend annually up to 0.75% of its average daily net assets attributable to its Class B shares to pay the Distributor for distribution activities and expenses primarily intended to result in the sale of Class B shares. The shareholder service plan for Class B Shares allows for the payment of a shareholder service fee of up to 0.25% of average daily net assets of Class B Shares of a Portfolio to certain organizations for the provision of certain services provided pursuant to a shareholder service agreement.

         C. Class C Shares. Class C shares shall be (i) offered at net asset value, (ii) subject to a CDSC(3) imposed upon redemption of Class C shares for the CDSC Period of eighteen months at the rate set forth in a Portfolio's prospectus, and (iii) subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act and ongoing distribution fees, and (iv) subject to a shareholder service plan and ongoing shareholder service fees. The distribution plan for Class C shares allows a Portfolio to spend annually up to 0.75% of its average daily net assets attributable to its Class C shares to pay the Distributor for distribution activities and expenses primarily intended to result in the sale of Class C shares. The shareholder service plan for Class C Shares allows for the payment of a shareholder service fee of up to 0.25% of average daily net assets of Class C Shares of a Portfolio to certain organizations for the provision of certain services provided pursuant to a shareholder service agreement.

--------------
         (1) For purposes of the Plan, a "CDSC Period" is the period following the purchase of shares during which such shares may be assessed a CDSC upon redemption. The CDSC shall be assessed in an amount that does not exceed a specified percentage of the net asset value or the offering price of the shares being redeemed at the time of purchase. No CDSC shall be assessed on shares derived from reinvestment of dividends or capital gains distributions. To satisfy a redemption request, shares that are not subject to a CDSC shall be redeemed first. Thereafter, shares will be redeemed on a first-in, first-out basis until sufficient shares are redeemed to satisfy the redemption request. The Distributor may in its discretion waive a CDSC otherwise due upon a redemption of shares as disclosed in a Portfolio's prospectus or statement of additional information.

         (2) See footnote 1.

         (3) See footnote 1.

         D. Institutional Shares. Institutional Shares shall be offered at the net asset value per share. Institutional Shares are not subject to Rule 12b-1 distribution fees or shareholder service fees. Institutional Shares may be subject to a 1.00% redemption fee only if redeemed or exchanged within the first sixty days after purchase.

         E. Investor Shares. Investor Shares shall be (i) offered at the net asset value per share, and (ii) subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act and ongoing distribution fees. The distribution plan for Investor Shares allows a Portfolio to spend annually a percentage of its average daily net assets attributable to its Investor Shares to pay the Distributor for distribution activities and expenses primarily intended to result in the sale of Investor Shares. Investor Shares may be subject to a 1.00% redemption fee only if redeemed or exchanged within the first sixty days after purchase.

         F. Investor (CRM) Shares.(4) Investor (CRM) Shares shall be (i) offered at the net asset value per share, and (ii) subject to a shareholder service plan and ongoing shareholder service fees. The shareholder service plan for Investor (CRM) Shares allows for the payment of a shareholder service fee of up to 0.25% of average daily net assets of the Investor (CRM) Shares of a Portfolio to certain organizations for the provision of certain services provided pursuant to a shareholder service agreement.

         G. Retail Shares. Retail Shares shall be (i) offered at the net asset value per share, (ii) subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act and ongoing distribution fees, and (iii) subject to a shareholder service plan and ongoing shareholder service fees. The distribution plan for Retail Shares allows a Portfolio to spend annually up to 0.25% of its average daily net assets attributable to its Retail Shares to pay the Distributor for distribution activities and expenses primarily intended to result in the sale of Retail Shares. The shareholder service plan for Retail Shares allows for the payment of a shareholder service fee of up to 0.25% of average daily net assets of Retail Shares of a Portfolio to certain organizations for the provision of certain services provided pursuant to a shareholder service agreement.

         H. Service Shares. Service Shares shall be (i) offered at the net asset value per share, and (ii) subject to a shareholder service plan and ongoing shareholder service fees. The shareholder service plan for Service Shares allows for the payment of a shareholder service fee of up to 0.25% of average daily net assets of Service Shares of a Portfolio to certain organizations for the provision of certain services provided pursuant to a shareholder service agreement. Service Shares may be subject to a 1.00% redemption fee only if redeemed or exchanged within the first sixty days after purchase.

II. Expense Allocation. All expenses of each Portfolio shall be allocated among each of the Classes in accordance with Rule 18f-3 under the 1940 Act, except that the fees and expenses incurred by a Portfolio under a distribution plan or shareholder service plan for any class of

-----------------------

         (4) Investor (CRM) Shares refer to the Investor Shares of the CRM Large Cap Value Fund, CRM Mid Cap Value Fund, CRM Small Cap Value Fund, CRM Prime Money Market Fund, CRM Broad Market Bond Fund, CRM Municipal Bond Fund, and CRM Tax-Exempt Bond Fund.

shares shall be allocated to the class of shares subject to such plan and the following types of expenses specific to each class shall be allocated to such class:

                  1.       transfer agency and other record keeping costs;

                  2. Securities and Exchange Commission and blue sky registration or qualification fees;

                  3. printing and postage expenses related to printing, preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a particular class or to regulatory authorities with respect to such class;

                  4. audit or accounting fees or expenses relating solely to such class;

                  5. the expenses of administrative personnel and services as required to support the shareholders of such class;

                  6. litigation or other legal expenses relating solely to such class;

                  7. Trustees fees and expenses incurred as a result of issues relating solely to such class; and

                  8. other expenses subsequently identified and determined to be properly allocated to such class.

III. Shareholder Services. Other than any shareholder services that may be provided under a shareholder service plan for the Portfolios, the services offered to shareholders of each class of shares shall be the same.

IV.      Conversion Features.

         A. None of Class A Shares, Class C Shares, Institutional Shares, Investor Shares, Investor (CRM) Shares, Retail Shares and Service Shares shall automatically convert to shares of another class.

         B. Conversion of Class B Shares. Shares purchased through the reinvestment of dividends and distributions paid on shares subject to conversion shall be treated as if held in a separate sub-account. Each time any shares in a shareholder's account (other than shares held in the sub-account) convert to Class A shares, a proportionate number of shares held in the sub-account shall also convert to Class A shares.

         All conversions shall be effected on the basis of the relative net asset values of the two classes without the imposition of any sales load or other charge.

         If any Distribution Plan is adopted for the Class A shares pursuant to which distribution fees are paid with respect to Class A shares of a Portfolio, then no Class B shares shall convert into Class A shares of that Portfolio until the holders of Class B shares of that Portfolio have also approved the proposed Distribution Plan. If holders of such Class B shares do not approve the proposed Distribution Plan, the Trustees of the Fund and the Distributor shall take such action as is necessary to ensure that the Class B shares shall convert into another class identical in all material respects to Class A shares of the Portfolio as constituted prior to the adoption of the Distribution Plan.

         If any amendment is proposed to the Shareholder Service Agreement where shareholder service fees are paid with respect to Class A shares of a Portfolio that would increase materially the amount to be borne by those Class A shares, then no Class B shares shall convert into Class A shares of that Portfolio until the holders of Class B shares of that Portfolio have also approved the proposed amendment. If holders of such Class B shares do not approve the proposed amendment, the Trustees of the Fund and the Distributor shall take such action as is necessary to ensure that the Class B shares shall convert into another class identical in all material respects to Class A shares of the Portfolio as constituted prior to the amendment.

V. Exchange Privileges. Shareholders of a Class may exchange their shares of the same Class of any other Portfolio (i.e., Class A shares may be exchanged for Class A shares of another Portfolio) at their relative net asset values as set forth in the prospectus of a Portfolio.

VI. Voting and other Rights. Each Class of shares shall have (a) exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangements; (b) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of the other class; and (c) in all other respects, the same rights and obligation as the other classes.

VII. Amendments to the Plan. The Plan may not be materially amended to change its provisions unless a majority of the Trustees of the Fund, including a majority of the Trustees who are not interested persons of the Fund within the meaning of the 1940 Act, shall find that the Plan, as proposed and including the expense allocations, is in the best interest of each Class individually and the Fund as a whole.

                                 WT MUTUAL FUND

                                   APPENDIX A

                                     TO THE

         AMENDED AND RESTATED MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

1.       ROXBURY MID CAP FUND

                              MAXIMUM
                              INITIAL                                                               MAXIMUM
PORTFOLIO/FUND                 SALES                  MAXIMUM                MAXIMUM              SHAREHOLDER
 SHARE CLASS                  CHARGE                   CDSC              RULE 12b-1 FEES          SERVICE FEES
--------------------------------------------------------------------------------------------------------------
Class A                       5.50%                   None                   None                   0.25%

Class B                       None                   5.00%                   0.75%                  0.25%

Class C                       None                   1.00%                   0.75%                  0.25%

THE WILMINGTON FUNDS

                                 MAXIMUM
                                 INITIAL                                                                MAXIMUM
 PORTFOLIO/FUND                   SALES                  MAXIMUM               MAXIMUM                SHAREHOLDER
 SHARE CLASS                     CHARGE                  CDSC(1)             RULE 12b-1 FEES          SERVICE FEES
------------------------------------------------------------------------------------------------------------------
2.   Wilmington Premier Money Market Portfolio

     Institutional                None                    None                   None                   None

     Service                      None                    None                   None                   0.25%

3.   Wilmington Prime Money Market Portfolio

     Investor                     None                    None                  0.20%(2)                None

     Service                      None                    None                   None                   0.25%

4.   Wilmington U.S. Government Portfolio

     Investor                     None                    None                  0.20%(2)                 None

     Service                      None                    None                   None                   0.25%

5.   Wilmington Tax Exempt Portfolio

     Investor                     None                    None                  0.20%(2)                None

     Service                      None                    None                   None                   0.25%

---------------
         (1) Institutional Shares, Investor Shares and Service Shares of the Wilmington Funds are subject to a 1.00% redemption fee if redeemed or exchanged within the first sixty days after purchase.

         (2) While the Rule 12b-1 distribution plan provides for reimbursement of up to 0.20% of the Portfolio's average daily net assets, the Board of Trustees has authorized annual payments of up to 0.10% of the averagedaily net assets of the Portfolio's Investor Shares.

THE WILMINGTON FUNDS

                                 MAXIMUM
                                 INITIAL                                                                MAXIMUM
 PORTFOLIO/FUND                   SALES                  MAXIMUM                MAXIMUM               SHAREHOLDER
 SHARE CLASS                     CHARGE                  CDSC(1)              RULE 12b-1 FEES         SERVICE FEES
------------------------------------------------------------------------------------------------------------------
6.   Wilmington Short/Intermediate Bond Portfolio

     Institutional                None                    None                   None                   None

     Investor                     None                    None                   0.25%                  None

7.   Wilmington Broad Market Bond Portfolio

     Institutional                None                    None                   None                   None

     Investor                     None                    None                   0.25%                  None

8.   Wilmington Short-Term Income Portfolio

     Institutional                None                    None                   None                   None

     Investor                     None                    None                   0.75%(3)               None

9.   Wilmington Municipal Bond Portfolio

     Institutional                None                    None                   None                   None

     Investor                     None                    None                   0.25%                  None

10.  Wilmington Large Cap Growth Portfolio

     Institutional                None                    None                   None                   None

     Investor                     None                    None                   0.25%                  None

11.  Wilmington Mid Cap Growth Portfolio

     Institutional                None                    None                   None                   None

     Investor                     None                    None                   0.25%                  None

12.  Wilmington Small Cap Growth Portfolio

     Institutional                None                    None                   None                   None

     Investor                     None                    None                   0.25%                  None

13.  Wilmington Large Cap Core Portfolio

     Institutional                None                    None                   None                   None

     Investor                     None                    None                   0.25%                  None

14.  Wilmington Small Cap Core Portfolio

     Institutional                None                    None                   None                   None

     Investor                     None                    None                   0.25%                  None

15.  Wilmington International Multi-Manager Portfolio

----------------------------

         (3) While Rule 12b-1 distribution plan provides for reimbursement of up to 0.75% of the Portfolio's average daily net assets, the Board of Trustees has authorized annual payments of up to 0.25% of the averagedaily net assets of the Portfolio's Investor Shares.

THE CRM FUNDS

                                 MAXIMUM
                                 INITIAL                                                                MAXIMUM
 PORTFOLIO/FUND                   SALES                  MAXIMUM                MAXIMUM               SHAREHOLDER
 SHARE CLASS                     CHARGE                  CDSC(1)              RULE 12b-1 FEES         SERVICE FEES
------------------------------------------------------------------------------------------------------------------
     Institutional                None                    None                   None                   None

     Investor                     None                    None                   0.25%                  None

16.  Wilmington Large Cap Value Portfolio

     Institutional                None                    None                   None                   None

     Investor                     None                    None                   0.25%                  None

17.  Wilmington Mid Cap Value Portfolio

     Institutional                None                    None                   None                   None

     Investor                     None                    None                   0.25%                  None

18.  Wilmington Small Cap Value Portfolio

     Institutional                None                    None                   None                   None

     Investor                     None                    None                   0.25%                  None

19.  Wilmington Real Estate Portfolio

     Institutional                None                    None                   None                   None

     Investor                     None                    None                   0.25%                  None

20.  Wilmington Balanced Portfolio

     Institutional                None                    None                   None                   None

     Investor                     None                    None                   0.25%                  None

     Service                      None                    None                   None*                  0.25%

21.  Wilmington Large Cap Strategic Allocation Fund

     Institutional                None                    None                   None                   None

     Investor                     None                    None                   0.75%                  None

     Service                      None                    None                   None                   0.25%

22.  Wilmington Mid Cap Strategic Allocation Fund

     Institutional                None                    None                   None                   None

     Investor                     None                    None                   0.75%                  None

     Service                      None                    None                   None                   0.25%

23.  Wilmington Small Cap Strategic Allocation Fund

     Institutional                None                    None                   None                   None

     Investor                     None                    None                   0.75%                  None

     Service                      None                    None                   None                   0.25%

THE CRM FUNDS

                                 MAXIMUM
                                 INITIAL                                                                MAXIMUM
 PORTFOLIO/FUND                   SALES                  MAXIMUM                MAXIMUM               SHAREHOLDER
 SHARE CLASS                     CHARGE                   CDSC                RULE 12b-1 FEES         SERVICE FEES
------------------------------------------------------------------------------------------------------------------
24.  CRM Large Cap Value Fund

     Institutional                None                    None                   None                   None

     Investor (CRM)               None                    None                   None                   0.25%

25.  CRM Mid Cap Value Fund

     Institutional                None                    None                   None                   None

     Investor (CRM)               None                    None                   None                   0.25%

     Retail                       None                    None                   0.25%                  0.25%

26.  CRM Small Cap Value Fund

     Institutional                None                    None                   None                   None

     Investor (CRM)               None                    None                   None                   0.25%

27.  CRM Prime Money Market Fund

     Institutional                None                    None                   None                   None

     Investor (CRM)               None                    None                   None                   0.25%

28.  CRM Broad Market Bond Fund

     Institutional                None                    None                   None                   None

     Investor (CRM)               None                    None                   None                   0.25%

29.  CRM Municipal Bond Fund

     Institutional                None                    None                   None                   None

     Investor (CRM)               None                    None                   None                   0.25%

30.  CRM Tax-Exempt Fund

     Institutional                None                    None                   None                   None

     Investor (CRM)               None                    None                   None                   0.25%

BALENTINE & COMPANY

                                 MAXIMUM
                                 INITIAL                                                                MAXIMUM
 PORTFOLIO/FUND                   SALES                  MAXIMUM                MAXIMUM               SHAREHOLDER
 SHARE CLASS                     CHARGE                   CDSC                RULE 12b-1 FEES         SERVICE FEES
------------------------------------------------------------------------------------------------------------------
31.  Balentine Real Estate Portfolio

     Institutional                None                    None                   None                   None

     Investor                     None                    None                   0.25%                  None